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Protalix BioTherapeutics, Inc.

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An Important Message to Stockholders of Protalix Biotherapeutics A Special Meeting of Stockholders of Protalix Biotherapeutics, Inc. will be held October 19 in Tel Aviv Why is this important to you? On August 9, 2017, the Board of Directors of Protalix Biotherapeutics authorized and approved an amendment to the company’s Certificate of Incorporation to increase the number of authorized shares of our common stock from 250,000,000 to 350,000,000. Stockholder approval is needed for Proposal 2 on October 19 to increase the company’s shares of stock. Why does Protalix need to issue more common stock? Without shareholder authorization to increase the shares of common stock, Protalix will be limited in its ability to raise the capital needed to pursue a variety of business objectives that will increase business opportunities. What you need to do: Vote your shares now without delay. In order to ensure your important vote on proposals 1 and 2 are represented please call Toll Free: 1 (833) 501-4837 ted please call Toll Free: 1 (833) 501-4837

Protalix Biotherapeutics is developing an innovative product pipeline using its proprietary ProCellEx® protein expression system which is focused on products that it believes offer a clear competitive advantage over existing treatments. The company currently has three products candidates under development in clinical trial phases: • pegunigalsidase alfa for the treatment of Fabry disease; • alidornase alfa for the treatment of Cystic Fibrosis; • an oral antiTNF product candidate OPRX-106 as an orally-delivered anti-inflammatory treatment. In addition, Protalix conducts research on an ongoing basis with the aim of expanding its pipeline by leveraging the advantages the ProCellEx system. However, Protalix currently has limited flexibility to issue shares to continue innovating and advancing its strategic objectives. That’s why the Board of Directors of Protalix needs your support on proposals 1 and 2 at the upcoming Special Meeting of Stockholders to be held on October 19th. By authorizing the proposed issuance & increase in authorized common stock, the Board can issue stock to raise the capital necessary to continue our clinical and research efforts. Failure to approve the proposed amendment to our Certificate of Incorporation will seriously restrict our ability to manage our capital needs and will be detrimental to your interests in our company. In fact, leading independent advisory firms Institutional Shareholder Services — ISS and Glass Lewis, both recommend stockholders support proposals 1 & 2. Non-approval of this proposal (Proposal 1) may require the company to use cash to satisfy a portion of its obligations under the notes, straining its liquidity in light of its substantial cash usage to fund operations. The material risk of non-approval outweighs dilution concerns; therefore, support for this proposal is warranted. The requested increase is reasonable and there are no substantial concerns about the company’s past use of shares. —ISS Vote your shares now without delay. In order to ensure your important vote on proposals 1 and 2 are represented please call Toll Free: 1 (833) 501-48374837